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                                                            EXHIBIT 99(b)


FOR IMMEDIATE RELEASE
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                              Investor Contact:   Kevin Helmintoller
                                                  (404) 814-5742
                              Media Contact:      Joel Weiden
                                                  (212) 445-8244


             MAGELLAN HEALTH SERVICES ANNOUNCES SIMULTANEOUS COMPLETION
            OF MERIT BEHAVIORAL CARE ACQUISITION, 11.25% SERIES A SENIOR
             SUBORDINATED NOTE TENDER OFFER, ALL RELATED FINANCING AND
                    GREEN SPRING MINORITY SHAREHOLDER CONVERSION

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ATLANTA, GA, February 12, 1998 -- Magellan Health Services, Inc. announced today that the Company completed the acquisition of Merit Behavioral Care Corporation ("Merit"). In connection with the acquisition, the Company also completed the tender offer for its outstanding 11.25% Series A Senior Subordinated Notes and Merit's 11.5% Senior Subordinated Notes. Funding for these transactions came from the completion of a new $700 million Credit Facility and a $625 million 9.0% Senior Subordinated Note offering. The Company also announced that in conjunction with the financing, Green Spring Health Service's four minority shareholders converted their minority ownership position in Green Spring into 2.8 million shares of the Company's common stock. The Company now owns 100% of Green Spring.

     "Magellan is very pleased to welcome the Merit employees to the Magellan group," said Mac Crawford, chairman, president, and chief executive officer of Magellan. "I am excited about the significant strengths that Merit and its employees bring to the Magellan specialty managed care companies and I'm confident they will be a complementary addition to Magellan and a key part of our strategy going forward."

       Crawford continued, "The success of our new Senior Subordinated Note offering demonstrates the market's confidence in our vision of creating the largest specialty care manager in the country."


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     "Magellan will now focus on combining the best practices from each of our behavioral managed care organizations -- Human Affairs International, Green Spring Health Services, and Merit Behavioral Care Corporation -- in an effort to create a company that can provide a higher level of care and service than each of the companies could individually. The combination of excellent clinical systems, an extensive national provider network, advanced treatment protocols, and a broad outcomes monitoring process will allow the company to efficiently serve a diverse client base while making available the most effective behavioral health treatment programs to approximately 56 million Americans."

     Magellan's Managed Behavioral Health Care Division will be organized around three key customer segments: (1) the Health Plan Division, focusing on the needs of health insurance plans and their members; (2) the Corporate Employer/Union Division, focusing on self-insured employers and unions, and their employees and dependents; and (3) the Public Sector Division, focusing on the needs of public purchasers of behavioral health care services and their members and families.

     Magellan Health Services, Inc. is one of the country's largest specialty care managers. The Company manages the behavioral care of approximately 56 million lives with an additional 3.4 million members covered under non-behavioral/specialty care contracts.

      Certain of the statements in this press release, including, without limitation, statements by Magellan concerning levels of care and services, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Risk factors such as the level of success in Magellan's integration of its acquired companies and the operational success of the acquired companies could have a material adverse effect on Magellan's operations. For a more complete discussion of these and other risk factors, please see "Cautionary Statements -- The Company" and "Cautionary Statements -- CBHS" in Magellan's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Securities and Exchange Commission on December 23, 1997.

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